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                              CONSULTING AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of the 1st day of November, 1996, by and between TAYLOR INDUSTRIAL SOFTWARE INC., an Alberta corporation (the "Company") and DIGITAL ELECTRONICS CORPORATION, a company organized under the laws of Japan ("Digital Electronics").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged of the business of developing and marketing PLC configuration software, graphic operator software, client server program management software and PC control software;

     WHEREAS, Digital Electronics is engaged of the business of designing, manufacturing and marketing products for the industrial automation industry on an international basis; and

     WHEREAS, the Company wishes to retain the services of Digital Electronics for the purpose of consulting with the Company with respect to the development of products for the industrial automation industry and the international marketing and sale of its existing and future product offerings, and Digital Electronics is willing to act in such capacity, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

     1. ENGAGEMENT. The Company hereby retains Digital Electronics, and Digital Electronics accepts such position, upon and subject to the terms and conditions set forth herein.

     2. TERM; TERMINATION. The Company agrees to retain Digital Electronics for a period commencing on the date of this Agreement through November 1st, 1998 (the "Term"). Following the expiration of the Term, this Agreement will automatically terminate be of no further force or effect.

     3. DUTIES. Digital Electronics shall consult, assist and advise the Company with respect to the development of products for the industrial automation industry and the international marketing and sale of its existing and future product offerings. Such services shall be available to the Company upon request made to Digital Electronics by the President of the Company. Digital Electronics shall devote such time, attention and energy as may be necessary to respond to proper requests by the Company for services hereunder. Notwithstanding anything to the contrary contained herein, Digital Electronics shall not, by virtue of this Agreement, become involved in the management of, nor otherwise have any management responsibility of any nature whatsoever with respect to the Company.


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     4.   INDEPENDENT CONTRACTOR.  Digital Electronics and the Company agree that Digital Electronics is an independent contractor. Digital Electronics shall not hold itself out as, and shall not take any action from which others might infer that it is, a partner, agent or joint venturer of the Company. In addition, Digital Electronics shall take no action which binds, or purports to bind, the Company.

     5. COMPENSATION. The Company agrees to pay Digital Electronics as follows: (a) $200,000.00 on the first anniversary of the date of this Agreement, and (b) $200,000.00 upon the second anniversary of the date of this Agreement.

     6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     7. NOTICES. All notices, reports and payments made pursuant to this Agreement shall be made in writing and shall be deemed sufficient if delivered or mailed by registered mail as follows: if to Digital Electronics, at 8-2-52, Nanko-Higashi, Suminoe-Ku, Osaka, Japan, or such other address
Digital Electronics may hereafter designate in writing; if to the Company, c/o Total Control Products, Inc., 2001 North Janice Avenue, Melrose Park, Illinois 60160, or such other address the Company may hereafter designate in writing.

     8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all previous agreements, written or oral among the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon any party unless reduced to writing and signed by both the parties hereto.

     9. SEVERABILITY. In the event any provision of this Agreement is held invalid, the remaining provisions shall not be affected thereby.

     10. GOVERNING LAW. This Agreement shall be construed according to the internal laws of the State of Illinois, without giving effect to its laws governing the conflict of laws.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIGITAL ELECTRONICS                    TAYLOR INDUSTRIAL
CORPORATION                            SOFTWARE INC.

By: /s/ K. Wada                        By: /s/ NICHOLAS GIHL
    ------------------------               -------------------------
Name:  KEIZO WADA                      Name:
      ----------------------                 -----------------------
Title: PRESIDENT                       Title:
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